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                                                                    EXHIBIT 23.2

Deloitte &
 Touche LLP
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        LOGO                  Stamford Harbor Park    Telephone: (203) 708-4000
                              333 Ludlow Street       Facsimile: (203) 708-4797
                              P.O. Box 10098
                              Stamford, Connecticut 06904



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 of Registration Statement No. 333-56227 of PanAmSat Corporation on Form S-4 of our report dated January 23, 1998 (except for Note 4, which is dated March 9, 1998) appearing in the Prospectus which is part of this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


July 13, 1998










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Deloitte Touche
Tohmatsu
International
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